Exhibit 8.1

February 7, 2024

QQJ INC. (the “Company”)

Attn: Guofu Zhang

Building 1, Huarui Center

1027 Jianshe Road

Xiaoshan District, Hangzhou

People’s Republic of China

RE: Legal Opinion Regarding Certain PRC Law Matters

Dear Sirs/Madams,

We, Jincheng Tongda & Neal Law Firm, are qualified lawyers of the People’s Republic of China (the “PRC” or “China”; for the purpose of this legal opinion (the “Opinion”) only, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan) and as such are qualified to issue this Opinion with respect to all laws, regulations, statutes, rules, decrees, guidelines, notices, and judicial interpretations and other legislations of the PRC currently in force and publicly available as of the date hereof (hereinafter referred to as the “PRC Laws”).

We are acting as the Company’s PRC counsel in connection with (a) the proposed initial public offering (the “Offering”) of certain number of the ordinary shares by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (b) the proposed listing and trading of the Company’s ordinary shares on the Nasdaq Capital Market (the “NASDAQ”).

I.	Definitions

Unless otherwise expressly prescribed in this Opinion, the following capitalized terms shall have the meanings ascribed to them as follows:

“CSRC”	means the China Securities Regulatory Commission;

“M&A Rules”

means the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, jointly adopted by Ministry of Commerce, the CSRC, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Market Regulation (previously known as the State Administration for Industry and Commerce), and the State Administration of Foreign Exchange on August 8, 2006, which became effective on September 8, 2006, and was amended on June 22, 2009;

PRC Legal Opinion
QQJ INC.

“Trial Measures”	means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies enacted by the CSRC, effective on March 31, 2023;

“PRC Companies”

means the WFOE (as defined below), the VIE (as defined below) and its subsidiaries, as described in the Registration Statement, each of which is a limited liability company incorporated under the PRC Laws;

“WFOE”	means Renmi E-commerce (Hangzhou) Co., Ltd., which is the Company’s wholly-owned subsidiary in the PRC;
“VIE”	means variable interest entity, here referred to QQJ Network Technology Co., Ltd.;
“VIE Agreements”

means a series of contractual arrangements entered into among WFOE, the VIE and its shareholders, which allow the Company to exercise effective control over the VIE and receive substantially all the economic benefits of and absorb losses from the VIE, including the Exclusive Consulting Service Agreement, the Equity Pledge Agreement, the Exclusive Option Agreement, the Powers of Attorney, and the Spouse’s Consent, all dated December 7, 2021, and their respective attachments, if any.

II.	Documents and Assumptions

For the purpose of rendering this Opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the due diligence documents provided by the Company, and such other documents, including but not limited to corporate records, certificates, governmental authorizations, statements and confirmations made by the Company and/or its representatives, and other instruments as we have considered necessary or advisable for the purpose of rendering this Opinion (collectively, the “Documents”).

PRC Legal Opinion
QQJ INC.

In our examination of the Documents, we have assumed, without independent investigation and inquiry the following assumptions (the “Assumptions”):

A.	All Documents submitted to us as originals are authentic and all Documents submitted to us as copies conform to their originals and such originals are authentic;

B.	All Documents have been validly authorized, executed and delivered by all the relevant parties thereto, other than the Company and all natural persons who have the necessary legal capacity;

C.	All signatures, seals and chops on the Documents submitted to us are genuine;

D.	All Documents and the factual statements provided to us by the Company, including but not limited to those set forth in the Documents, are complete, true and correct;

E.	No amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this Opinion;

F.	Each of the parties to the Documents, other than the Company, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation;

G.	Each of the parties to the Documents, other than the Company, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation;

H.	All governmental authorizations and other official statement or documentations provided to us are obtained from the competent government agencies by lawful means in due course;

I.	All Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them other than the PRC Laws; and

J.	All required consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than of the PRC in connection with the transactions contemplated under the Registration Statement have been obtained or made, or where such required consents, licenses, permits, approvals, exemptions or authorizations have not been obtained or made as of the date hereof, no circumstance will cause or result in any failure for the same to be obtained or made.

PRC Legal Opinion
QQJ INC.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the laws of the PRC, and accordingly express no legal opinion herein on laws of any jurisdiction other than the PRC.

III.	Opinions

Based on the foregoing and subject to the Qualifications set out below, we are of the opinions on the date hereof that:

A.	Incorporation and Existence. Each of the PRC Companies has been duly organized in accordance with the PRC Laws and validly exists as a wholly foreign owned enterprise or a domestic limited liability company, as the case may be, with full legal person status and limited liability under the applicable PRC Laws. Each of the PRC Companies is in good standing in each respective jurisdiction of its organization.

B.	Corporate Structure. The descriptions of the corporate structure of the Company set forth on the cover page, in the “Prospectus Summary—Business—Our History and Corporate Structure,” and in the “Corporate History and Structure” sections of the Registration Statement are true and accurate and nothing has been omitted from such descriptions that would make the same misleading in any material respects. The corporate structure established among the WFOE, the VIE and its shareholders through contractual arrangements, currently and immediately after giving effect to this Offering, does not and will not violate any applicable PRC Laws currently in effect.

C.	VIE Agreements. The statements set forth in the Registration Statement on the cover page and under the captions “Prospectus Summary—Our History and Corporate Structure—Contractual Arrangements between WFOE and QQJ Network,” “Risk Factors—Risks Relating to Our Corporate Structure,” and “Corporate History and Structure—Contractual Arrangements between WFOE and QQJ Network” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect. Based on our understanding of the current PRC Laws, (a) the corporate structure established among the WFOE, the VIE and its shareholders through contractual arrangements, both currently and immediately after giving the effect to the Offering, does not and will not violate any applicable PRC Laws currently in effect; and (b) each of the VIE agreements is legal, valid, binding upon each party thereto and enforceable against such parties in accordance with its terms and applicable PRC Laws currently in effect, and do not and will not violate any PRC Laws currently in effect. However, as described in the Registration Statement, there are substantial uncertainties regarding the interpretation, implementation and application of the PRC Laws, and there can be no assurance that relevant government agencies will not take a view that is contrary to or otherwise different from our opinions in this paragraph.

PRC Legal Opinion
QQJ INC.

D.	M&A Rules. Pursuant to the M&A Rules, an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. Based on our understanding of the PRC Laws, we are of the opinion that the CSRC’s approval is not required for the listing and trading of the Company’s ordinary shares on NASDAQ in the context of this Offering, because (a) the WFOE was established by means of direct investment rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules; and (b) no explicit provision in the M&A Rules classifies the contractual arrangements among the WFOE, the VIE and its shareholders as a type of acquisition transaction falling within the M&A Rules. However, there are uncertainties regarding the interpretation and application of the PRC Laws, and there can be no assurance that relevant government agencies will ultimately take a view that is not contrary to or otherwise different from our opinion in this paragraph.

E.	CSRC Filing. On February 17, 2023, the CSRC released the Trial Measures and five interpretive guidelines, which came into effect on March 31, 2023. The Trial Measures requires that the PRC domestic company seeking securities offering and listing in an overseas market, by both direct or indirect means, to file the required documents with the CSRC. Based on our understanding of the Trial Measures, this Offering is deemed as an indirect overseas securities offering and listing by PRC domestic companies. Thus, the Company is subject to the filing requirements under the Trial Measures, and this Offering is contingent upon the completion of the required CSRC filing procedures. However, uncertainties still exist as to how the Trial Measures will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the Trial Measures.

F.	Taxation. The statements set forth under the caption “Taxation—People’s Republic of China Enterprise Taxation” in the Registration Statement with respect to the PRC tax laws and regulations, constitute true and accurate descriptions of the matters described therein in all material aspects. We do not express any opinion in this paragraph concerning any law other than the PRC tax laws.

G.	Enforceability of Civil Liabilities. The statements as to the PRC Laws set forth in the Registration Statement under the caption “Enforceability of Civil Liabilities” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect. We have advised the Company that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. The PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. We have further advised that under the PRC Laws, the PRC courts will not enforce a foreign judgment against the Company or its officers and directors if the court decides that such judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the Cayman Islands or the United States.

H.	True Statements. The statements set forth in the Registration Statement relating to the PRC Laws or that are descriptions of agreements or instruments governed by the PRC Laws under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Corporate History and Structure”, “Business”, “Regulations”, “Management”, “Taxation”, “Enforceability of Civil Liabilities”, and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), and elsewhere are true and accurate in all material respects, and fairly present and summarize the information and matters referred to therein. Nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material respect.

PRC Legal Opinion
QQJ INC.

IV.	Qualifications

This Opinion is subject to the following qualifications (the “Qualifications”):

(a)	we express no opinion as to any laws other than the PRC Laws in force on the date of this Opinion;

(b)	the PRC Laws referred to herein are laws currently in force and there is no guarantee that any of such laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect;

(c)	this Opinion is intended to be used in the context which is specifically referred to herein and each section should be construed as a whole and no part shall be extracted and referred to independently. Also, this opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein; and

(d)	this Opinion is subject to the effects of (i) certain legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

This Opinion is delivered in our capacity as the Company’s PRC counsel solely in connection with the proposed Offering of the Company, and may not be used for any other purpose without our prior written consent, except where such disclosure is required to be made by the applicable law or is requested by any court, regulatory or governmental authority, in each case on a non-reliance basis and with a prior written notice provided to us.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours faithfully,

Jincheng Tongda & Neal Law Firm